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                                                                    Exhibit 10.5


                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                         BAYSHORE PROPERTY CORPORATION

                                  ("Landlord")

                                      AND

                        TELECOMMUNICATION SYSTEMS, INC.

                                   ("Tenant")
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                                  LEASE INDEX

                                    INDEPENDENT ORDER OF FORESTERS APPROVED FORM

NO.              ITEM                                            PAGE
---              ----                                            ----

1.               DEFINITIONS ...............................      1
2.               PREMISES AND TERM .........................      1
3.               RENT ......................................      2
4.               CONSUMER PRICE ADJUSTMENT .................      2
5.               OPERATING EXPENSE ADJUSTMENT ..............      2
6.               USE OF PREMISES ...........................      3
7.               ASSIGNMENT AND SUBLETTING .................      3
8.               ACCESS TO PREMISES ........................      4
9.               LANDLORD'S SERVICES .......................      4
10.              ELECTRICAL OVERLOAD; STRUCTURAL OVERLOAD ..      5
11.              PARKING AREAS .............................      5
12.              LEASEHOLD IMPROVEMENTS ....................      5
13.              REPAIRS AND MAINTENANCE ...................      6
14.              ALTERATIONS AND IMPROVEMENTS ..............      6
15.              INDEMNITY .................................      6
16.              DAMAGE BY FIRE OR THE ELEMENTS ............      7
17.              BUILDING RULES AND REGULATIONS ............      7
18.              EMINENT DOMAIN ............................      7
19.              SIGNS AND ADVERTISING .....................      7
20.              TENANT'S DEFAULT ..........................      8
21.              CONTRACTUAL LANDLORD'S LIEN ...............      9
22.              SUBORDINATION .............................      10
23.              QUIET ENJOYMENT ...........................      10
24.              SECURITY DEPOSIT ..........................      10
25.              MECHANIC'S LIENS ..........................      10
26.              FORCE MAJEURE .............................      11
27.              SEVERABILITY ..............................      11
28.              HOLDING OVER ..............................      11
29.              RELOCATION ................................      11
30.              RENT A SEPARATE COVENANT ..................      11
31.              JOINT AND SEVERAL LIABILITY ...............      11
32.              ABSENCE OF OPTION .........................      12
33.              CORPORATE TENANCY .........................      12
34.              BROKERAGE COMMISSION ......................      12
35.              LANDLORD'S DEFAULT ........................      12
36.              NOTICES ...................................      12
37.              INSURANCE .................................      13
38.              RECORDING .................................      13
39.              STATUTORILY MANDATED NOTIFICATION .........      13
40.              NON-DISCLOSURE ............................      13
41.              HAZARDOUS MATERIALS .......................      14
42.              AMENDMENTS ................................      14
                 SIGNATURE PAGE ............................      16
                 EXHIBIT(S)
                 BUILDING RULES AND REGULATIONS



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                                     LEASE

                                    Independent Order of Foresters Approved Form

         THIS LEASE AGREEMENT ("Lease") is made this 14th day of September, 1994, between the "Landlord" and the "Tenant" hereafter set forth.

                                  WITNESSETH:

1.       DEFINITIONS

         (a) "Landlord":               Bayshore Property Corp.

              Address:                 2909 Bay to Bay Blvd.
                                       Suite 107
                                       Tampa, Florida 33627

         (b)  "Tenant":                Maryland TeleCommunication Systems, Inc.

              Address:                 275 West Street, Suite 400
                                       Annapolis, Maryland 21401


         (c) "Premises": Suite No. 500 consisting of approximately 4,736 square feet of net rentable area (which the parties agree are contained in the Premises), as outlined in red on the attached Exhibit "A" expressly made a part hereof. The Premises are located on the 5th floor of the structure, hereinafter called the "Building," located at 2909 Bay to Bay Boulevard, Tampa, Florida 33629

         (d)  "Use of Premises": Design System Analysis.

         (e) "Commencement Date": The later of January 1, 1995 ("the anticipated Commencement Date"), or the date Landlord can deliver to Tenant possession of the Premises.

         (f) "Term": Not less than Thirty Six (36) months commencing on the Commencement Date, this Lease to end on the last day of the thirty sixth (36th) calendar mouth after the Commencement Date.

         (g) "Rent": The sum of four thousand seven hundred thirty six and 00/100 DOLLARS ($4,736.00) per month as defined in Item 3. Rent and all other sums payable by Tenant to Landlord under this Lease, plus any applicable tax, shall be paid to Landlord, without demand, deduction or offset, at its office presently located at 2909 Bay to Bay Boulevard, Suite 107, Tampa Florida 33629, or at such other place as Landlord may hereafter, specify in writing.

         (h) "Security Deposit": The sum of four thousand four hundred eleven and 00/100 DOLLARS ($4,736.00). "CURRENT BALANCE IS $1,404.50,WITH BALANCE OF $3,331.50 TO BE PAID UPON EXECUTION OF THIS LEASE DOCUMENT.

         (i) "Operating Expense Base": $ N/A per rentable square foot of Premises per annum. * INCLUDED IN RENTAL RATE

         (j) "Proportionate Share": The rentable area in the Premises ( N/A square feet) divided by the rentable area in the Building ( N/A square feet) which equals N/A percent. If the size of the Premises is for any reason adjusted, Tenant's Proportionate share shall be likewise adjusted accordingly.

         2. PREMISES AND TERM. Landlord, in consideration of the Rent hereinafter reserved to be paid and of the covenants, conditions and agreements to be kept and performed by Tenant, hereby leases, lets and demises to Tenant, and Tenant hereby leases and hires from Landlord, that certain space called the Premises as described above in Item 1, Section (c).

         If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but, in that event, there shall be an abatement of Rent covering the period between the anticipated Commencement Date and the time when Landlord can deliver possession, the date when Landlord can deliver possession being deemed to be the "Commencement Date" (Commencement
Date). The ending date of this Lease shall be extended for not less than an identical period of time that transpired between the anticipated Commencement Date and the date Landlord delivered possession





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(Commencement Date), it being the parties' intent that this Lease have not less than a complete term as described and contemplated in Item 1, Section (f) above. To this end, if the actual Commencement Date is a day other than the first day of a particular month, the term of the Lease shall not expire until the last day of the last month of the proposed term as described in Item 1, Section (f). If the Commencement Date is other than the anticipated Commencement Date, the parties' representatives shall execute a letter amendment to this Lease (which they are hereby authorized to do) whereby the Commencement Date and expiration date of this Lease will be specified. By occupying the Premises, Tenant shall be conclusively deemed to have accepted the Premises as complying fully with Landlord's covenants and obligations.

3. RENT. Tenant covenants and agrees to pay, without demand, deduction or offset, to Landlord Rent and Additional Rent for the Premises as described above in Item 1, Section (g), on or before the first (1st) day of the first (1st) full calendar month of the term hereof and on or before the first (1st) day of each and every successive calendar mouth thereafter during the full term of this Lease, subject to the adjustments as provided hereinafter, along with any applicable tax, at the then current rate. In the event the Commencement Date occurs on a day other than the first (1st) day of a calendar month, the first Rent payment shall be in the amount of the Rent for one (1) full calendar mouth plus the prorated Rent for the calendar month in which the term of this Lease commences, such payment to be due on the Commencement Date.

Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Rent herein reserved, whether or not such sum is herein described as "Additional Rent" or a provision is made for the collection of said sum as "Additional Rent", said sum shall nevertheless, at Landlord's option, if not paid when due, be deemed Additional Rent, and shall be collectible as such with the first installment of Rent thereafter falling due hereunder. In the event any installment or increment of Rent or Additional Rent payable under this Lease shall not be paid when due, a "late charge" of five percent (5%) of the amount overdue may be charged (as Additional Rent) by Landlord for the purpose of defraying the expense incident to handling such overdue payment and for the purpose of compensating Landlord for its attendant loss of cash flow.



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                                  RENT SCHEDULE

11/01/95-10/31/96             $10.50 psf           $4,144.00 per mouth
11/01/96-10/31/97             $11.00 psf           $4,341.33 per month

The above referenced rental rates shall be subject to applicable Florida States Sales Tax.

                                       2A
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         6. USE OF PREMISES. The Premises shall be used by Tenant as described above in Item 1, Section (d), and for no other purpose without the prior written discretionary consent of Landlord. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them or use or allow to be used the Premises for any improper, immoral, unlawful or objectionable purpose (as determined by Landlord); nor shall Tenant cause, maintain, or permit any nuisance (as determined by Landlord or by law) in or about the Premises or commit or suffer to be committed any waste in, on, or about the Premises. Tenant, at Tenant's expense, shall comply with all laws, rules, orders, statutes, ordinances, directions, regulations and requirements of all federal, state, county and municipal authorities pertaining to Tenant's use of the Premises and with the recorded covenants, conditions and restrictions pertaining thereto, regardless of when they become effective or applicable, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, hazardous materials, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and with any direction of any public officer or officials which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises.

         7. ASSIGNMENT AND SUBLETTING. Tenant shall not assign the right of occupancy under this Lease, or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Landlord, which the parties agree may be withheld at Landlord's sole discretion. Tenant absolutely shall have no right of assignment or subletting if it is or has ever been in default of this Lease. Should Landlord elect to grant its written consent to any proposed assignment or sublease (whether by Tenant or by others claiming by or through Tenant), Tenant or such others agree to pay Landlord an administrative fee in a reasonable amount (but not less than $150.00), plus attorney's fees to process and approve such assignment or sublease, and Landlord may




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prescribe the substance and form of such assignment or sublease.

         Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Tenant shall continue to be fully liable for the performance of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent and Additional Rent. Consent by Landlord to one or more assignments or subletting shall not operate as a waiver of Landlord's rights as to any subsequent assignments or subletting. Landlord shall have the additional option, which shall be exercised by providing Tenant with written notice, of terminating Tenant's rights and obligations under this Lease rather than permitting any assignment or subletting by Tenant, any statement or implication in this Lease or at law to the contrary notwithstanding.

         Should Landlord permit any assignment or subletting by Tenant and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Tenant to Landlord) be greater than would have been received hereunder had not Landlord permitted such assignment or subletting, then the excess shall be payable by Tenant to Landlord, it being the parties' intention that Landlord, and not Tenant, in consideration for Landlord's permitting such assignment or subletting, shall be the party to receive any profit from any such assignment or subletting. If there are one or more assignments or subletting by Tenant to which Landlord consents, then any and all renewal options to be exercised subsequent to the date of such assignment or subletting and all options to lease additional space in the Building to be exercised subsequent to the date of such assignment or subletting are absolutely waived and terminated at Landlord's sole discretion. In the event of the transfer and assignment by Landlord of its interest in this Lease and/or sale of the Building containing the Premises, either of which it may do at its sole option, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for performance of such obligations. The provisions of Item 36 hereafter dealing with "Notices" shall be amended to provide the correct names and addresses of the assignee or sublessee. If Tenant is a corporation whose stock is not regularly traded on a bonafide public exchange, and if any transfer, sale, pledge or other disposition of the common stock shall occur which changes the power to vote the majority of the outstanding capital stock of the company, such action shall be considered an assignment under the terms of this Lease. Any breach of this Item 7 by Tenant will constitute an automatic default under the terms of this Lease, per Item 20 hereof.

         8. ACCESS TO PREMISES. Landlord or its authorized agent or agents shall have the right to enter upon the Premises at all reasonable times for the purposes of inspecting the same, preventing waste, making such repairs as Landlord way consider and showing the Premises to prospective tenants, mortgagees and/or purchasers, If during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of Rent or incurring liability to Tenant for any compensation or offsets in Rent and charges owed and such acts shall have no effect upon this Lease.

         9. LANDLORD'S SERVICES. Landlord shall, at its expense, furnish the Premises with (i) electricity subject to Item 10 of this Lease; (ii) heat and air-conditioning during reasonable and usual business hours (exclusive of Saturdays, Sundays and holidays) reasonably required for the occupation of the Premises, such heat and air-conditioning to be provided by utilizing the existing Building systems, it being expressly understood and agreed by the parties that Landlord specifically shall not be liable for any losses or damages of any nature whatsoever incurred by Tenant due to any failure of the equipment to function properly, or while it is being repaired, or due to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air-conditioning; (iii) elevator service; (iv) lighting replacement for Building Standard lights; (v) toilet room supplies; (vi) daily janitor service during the time and in the manner that such janitor service is customarily furnished in first class office buildings in the metropolitan area where the Building is located; (vii) water; and (viii) sewerage. The foregoing services are designated "Building Standard."

         Tenant agrees that Landlord is only responsible for Building Standard maintenance and Building Standard services. If other, more complete or special services and maintenance (over Building Standard) are required, then Tenant solely shall be and is responsible for same and for any expenses and costs of any nature whatsoever associated with same. To this end, Tenant is and shall be solely responsible for any expenses and costs of any nature whatsoever associated with, among other things, maintaining upgraded tenant improvements in the Premises, replacing non-Building Standard lighting fixtures and bulbs in the Premises, servicing, operating and maintaining any separate and non-



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Building Standard HVAC systems and facilities serving the Premises, etc.

         Landlord shall not be liable for any damages directly or indirectly or consequentially resulting from, nor shall any Rent herein set forth be reduced or abated by reason of, (1) installation, use, or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or
(2) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building or because of any governmental laws, regulations or restrictions. The temporary failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any and all of the provisions of this Lease.

         10. ELECTRICAL OVERLOAD: STRUCTURAL OVERLOAD.

             A. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

                  (1) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater than .5 kilowatts per hour and/or require voltage other than 120/208 volts, single phase. Collectively, Tenant's equipment shall not have an electrical design load greater than an average of 3 Watts per square foot (including overhead lighting).

                  (2) Tenant's overhead lighting shall not have a design load greater than an average of 2 watts per square foot.

                  (3) If Tenant's consumption of electrical services exceeds either the rated capacities and/or design loads as per subsections (1) and (2) above, then Tenant shall remove such equipment and/or lighting to achieve compliance within ten (10) days after receiving notice from Landlord. Or upon receiving Landlord's prior written approval, such equipment and/or lighting may remain in the Premises, subject to the following:

                           (a)      Tenant shall pay for all costs of
                                    installation and maintenance of submeter, wiring, air-conditioning and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities;

                           (b) Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord which shall be in accordance with any applicable laws;

                           (c) Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of such extraordinary utility service. If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises.

             B. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy equipment and similar items, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant's pre-paid expense.

         11. PARKING AREAS. Landlord shall keep and maintain in good condition any parking areas that may be provided. Landlord reserves the right to control the method, manner and time of parking in parking spaces.

         12. LEASEHOLD IMPROVEMENTS. The Premises are rented "as is", without lessor any additional services or improvements to be rendered by Landlord, other than those services described in Item 9 and such other services or improvements as may be described in Exhibit "B" attached hereto and expressly made a part hereof.




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         Any and all extraordinary expenses and costs of any nature whatsoever attributable to the installation, maintenance and/or removal of telephone equipment, computer equipment and the like shall be borne solely by Tenant and may be deemed by Landlord to be "Additional Rent" hereunder.

         13. REPAIRS AND MAINTENANCE. Landlord will, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building, and equipment used to provide the Building Standard services referred to in Item 9, unless any such damage is caused by acts or omissions of Tenant, its agents, customers, employees, principals, contractors, consultants, assigns, subtenants or invitees, in which event Tenant will bear the cost of such repairs. Tenant will not injure the Premises or the Building but will maintain the Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above. Upon termination of this Lease, Tenant will surrender and deliver the Premises to Landlord in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. This Item 13 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Item 16 hereof shall apply) or damage resulting from an Eminent Domain taking (as to which Item 18 hereof shall apply).

         14. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions or improvements to the Premises without the prior written approval of Landlord, unless in each instance and for each such alteration, addition or improvement Landlord or a contractor approved by Landlord is hired to do such alterations, additions or improvements. Such approval shall not be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises if such alterations, additions, or improvements are normal for the use described in Item 1 (d) of this Lease, do not adversely affect utility of the Premises for future tenants, do not alter the exterior of the Building, and are accompanied by prepayment or bond provisions or waivers by the contractor in form satisfactory to Landlord sufficient to protect the Building from claims of lien of any sort; otherwise, such approval may be withheld for any reason whatsoever. Furthermore, such alterations, additions or improvements absolutely shall not affect the mechanical, plumbing, electrical and HVAC systems in the Premises or the Building and shall not be of a structural nature. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere with the operation of the Building and shall, prior to the commencement of the work, submit to Landlord copies of all necessary permits. Landlord reserves the right to have final approval of the contractors hired by Tenant. All such contractors hired by Tenant shall be, at levels and coverage prescribed by Landlord, bonded and insured, and Landlord may require evidence of same, which Tenant agrees to secure and provide Landlord prior to the commencement of any work by such contractors. All alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property and at the end of the term hereof shall remain in or upon the Premises without compensation to Tenant. If, however, Landlord shall request in writing, Tenant will, prior to the expiration or earlier termination of this Lease, remove any and all alterations, additions and improvements placed or installed by Tenant in the Premises, and will repair any damage caused by such removal. All of Tenant's furniture, movable trade fixtures and equipment not attached to the Building may be removed by Tenant at the expiration of this Lease, if Tenant so elects, and shall be so removed, if required by Landlord, and, if not so removed, shall, at the option of Landlord, become the property of Landlord. To the extent Tenant makes any alterations, additions or improvements and/or to the extent Landlord on behalf of Tenant under an "Extra Work Agreement" makes such alterations, additions or improvements, and as a result thereof it can be determined that thereupon was caused an increase in real estate taxes or insurance premiums, then Tenant shall be responsible for reimbursing Landlord for such increases as Landlord may pay.

         15. INDEMNITY. Landlord shall not be liable for, and Tenant will indemnify and save Landlord harmless of and from, all fines, suits, damages, claims, demands, losses and actions (including attorney's fees) for any injury to person or damage to or loss of property on or about the Premises and Building caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, agents, principals, contractors. consultants,



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
assigns, subtenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or the death or injury to any person occasioned by theft, fire, act of God, public enemy. injunction, riot, strike, insurrection, war, court order, requisition of governmental body or authority, by other tenants of the Building or by any other matter beyond the absolute control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatsoever except Landlord's negligence or intentional act. It is specifically understood and agreed that there shall be no personal liability on Landlord with respect to any of the covenants, conditions or provisions of this Lease; in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies.

         16. DAMAGE BY FIRE OR THE ELEMENTS, In the event that the Building is totally destroyed by fire, tornado or other casualty, or in the event the Premises or Building is so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Landlord or Tenant may, at its option, by written notice to the other given not more than thirty (30) days after the date of such fire or other casualty, terminate this Lease. In such event, the Rent shall be abated during the unexpired portion of this Lease effective with the date of such fire or other casualty.

         In the event the Building or the Premises are damaged by fire, tornado, or other casualty covered by Landlord's insurance but only to such extent that rebuilding of repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damage should be more serious but neither Landlord nor Tenant elects to terminate this Lease, then Landlord shall, within thirty (30) days after the date of such damage or such election, commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which it/they was/were immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Building or Premises. Landlord shall, unless such damage is the result of the negligence or willful misconduct of Tenant or Tenant's employees, agents, principals, contractors, consultants, assigns, subtenants Or invitees, allow Tenant a fair diminution of Rent during the time of such rebuilding or repairs. In the event any mortgagee, or the holder of any deed of trust, security agreement or mortgage on the Building, requires that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or by Tenant against loss or damage to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

         17. BUILDING RULES AND REGULATIONS, Tenant shall faithfully observe and comply with the Rules and Regulations printed on or annexed to this Lease and all reasonable modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by any other tenant or occupant of the Building. Tenant shall and does hereby have an affirmative obligation (to include indemnification of Landlord, per Item 15 hereof) to notify its agents, employees, principals, assigns, subtenants and invitees of the contents of such Rules and Regulations and of this Lease and to assure their compliance therewith.

          18. EMINENT DOMAIN. If the whole or a portion of the Building shall be taken for any public or quasi-public use under any statute or by right of Eminent Domain or private purchase in lieu thereof, then at Landlord's option, but not otherwise, the term hereby demised and all rights of Tenant hereunder shall immediately cease and terminate and the Rent shall be adjusted as of the date of such termination. Tenant shall be entitled to no part of the award made for such condemnation (or other taking) or the purchase price thereof. Nevertheless, anything to the contrary notwithstanding, likewise at Landlord's option, but not otherwise, if the Premises are unaffected by such condemnation (or other taking), then this Lease and each and every one of its provisions shall continue in full force and effect

         19. SIGNS AND ADVERTISING. Without the prior written approval of Landlord, which may be withheld at Landlord's discretion, Tenant shall not permit the painting or display of any signs, placard, lettering, or advertising material of any kind on or near the exterior of the Premises or the Building. Notwithstanding the foregoing, Tenant may, with Landlord's prior approval, display Tenant's name on or near the entrance to the Premises, in a manner prescribed by Landlord.

         20. TENANT'S DEFAULT. Landlord, at its election, may exercise any one or more of the options referred to below upon the happening, or at any time after the happening, of any one or moire of the following events, to wit:

             (a) Tenant's failure to pay the Rent, Additional Rent, or any other sums payable hereunder for a period of three (3) days after written notice by Landlord;

             (b) Tenant's failure to observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease or in the Building Rules and Regulations for a period of ten (10) days after written notice by Landlord;

             (c) The bankruptcy of Tenant;

             (d) Tenant's making an assignment for the benefit of creditors;

             (e) A receiver or trustee being appointed for Tenant or a
                 substantial portion of Tenant's assets;

             (f) Tenant's voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law;

             (g) Tenant's deserting, vacating or abandoning any substantial portion of the Premises or attempting to mortgage, or pledge or otherwise encumber in any way its interest hereunder;

             (h) Tenant's interest under this Lease being sold under execution or other legal process;

             (i) Tenant's interest under this Lease being modified or altered by any unauthorized assignment or subletting or by operation of law;

             (j) Any of the goods or chattels of Tenant used in, or incident to, the operation of Tenant's business in the Premises being seized, sequestered, or impounded by virtue of, or under authority of, any legal proceeding;

             (k) Tenant's failure to pay duly and timely the Rent, Additional
                 Rent, or any other sums payable hereunder when due for two (2) consecutive months or for a total of four (4) months in any lease or calendar year, no notice whatsoever to be due Tenant from Landlord;

             (1) Tenant's failure to operate continuously during normal business hours from the Premises in a fully-staffed, fully-equipped manner and/or as contemplated by Item 1 (d) of this Lease;

             (m) Tenant's failure to take occupancy of the Premises when same is tendered by Landlord to Tenant, unless Rent has been prepaid to cover the applicable period of non-occupancy

         In the event of any of the foregoing happenings, Landlord, at its election, may exercise any one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law at the same time or in subsequent times or actions:

             (1) Terminate Tenant's right to possession under the Lease and re-enter and retake possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant at such rent and under such terms and conditions as Landlord way deem best under the circumstances for the purpose of reducing Tenant's liability. Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for all Rent, Additional Rent, or other sums due under this Least and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of the Least.

             (2) Declare this Lease to be terminated, ended and null and void, and re-
                 enter upon and take possession of the Premises whereupon all right, title and interest of Tenant in the Premises shall end.

             (3) Accelerate and declare the entire remaining unpaid Rent and
                 Additional Rent for the balance of this Lease to be immediately due and payable forthwith, and may, at once, take legal action to recover and collect the same.

         No re-entry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent or other monies due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained. Landlord's acceptance of Rent or Additional Rent or other monies following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession or reletting and any repairs or remodeling undertaken by Landlord following repossession.

         The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of landlord and tenant, Tenant's use or occupancy of the Premises and/or Building, and/or claim of injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the landlord/tenant relationship between the parties or for nonpayment of Rent (of any nature whatsoever) or additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgement separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant.

         The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in the county or municipality in which the Building is located. In the event it shall become necessary (as determined by Landlord) for Landlord at any time to institute or defend any legal action or proceedings of any nature for the enforcement of, or as regards, this lease, or any of the provisions hereof, or any of its statutory or common law rights as concern Tenant, or to employ an attorney therefor, Tenant agrees to pay all court costs and attorney's fees incurred by Landlord.

         Time is of the essence of this Lease; and in case Tenant shall fail to perform the covenants on its part to be performed at the time fixed for the performance of such respective covenants by the provisions of this Lease, Landlord may declare Tenant to be in default of such Lease.

         21. CONTRACTUAL LANDLORD'S LIEN. Landlord shall have, at all times, a valid security interest to secure payment of all Rent, Additional Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereinafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearage in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant. In consideration of this Lease, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on or in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Item 36 dealing with "Notices" in this Lease at least five
(5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Item 21. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida. The foregoing lien rights shall be in addition to and not in derogation of any statutory or common law lien right under the laws of the state of Florida.

         22. SUBORDINATION. In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to any deeds of conveyance and any deeds of trust, master leases, security interests or mortgages and all renewals, modifications, extensions, spreads, consolidations and replacements of the foregoing which might now or hereafter constitute a lien upon the Building (or the land upon which it is situated) or improvements therein or thereon or upon the Premises and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the property. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, for the purpose of confirmation, at any time hereafter, on demand in the forms(s) prescribed by Landlord, execute any instruments, estoppel certificates, releases or other documents that may be requested or required by any purchaser or any holder of any superior interest for the purposes of subjecting and subordinating this Lease to such deed of conveyance or to the lien of any such deed of trust, master lease, security interest, mortgage, or superior interest. Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument or document for Tenant should Tenant fail or refuse to do so.

         23. QUIET ENJOYMENT. Provided Tenant has fully, duly and timely performed all of the terms, covenants, agreements and conditions of this Lease on its part to be performed, including the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises, except as described in Item 22 above, against Landlord and all persons claiming by, through or under Landlord, for the term herein described, subject to the provisions and conditions of this Lease.

         24. SECURITY DEPOSIT. Tenant, concurrently with the execution of this Lease, has deposited or will deposit with Landlord a Security Deposit as described in Item 1, Section (h), which sum shall be retained by Landlord as a Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Rent or Additional Rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to say other available remedy, use such deposit to the extent necessary to make good any arrearage of Rent, Additional Rent and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon expiration of this Lease. If Landlord transfers its ownership interest in the Building during the Lease term, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

         25. MECHANIC'S LIENS. Tenant is prohibited from making, and agrees not to make, alterations in the Premises, except as permitted by Item 14, and Tenant will not permit any mechanic's lien or liens to be placed upon the Premises or the Building or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing of any such lien, Tenant will promptly pay same. If default in payment thereof shall continue for ten (10) days after written notice thereof from Landlord to Tenant. Landlord shall have the right and privilege, at Landlord's option, of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses, interest, and attorney's fees, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill therefor, together with interest per annum at the maximum rate permitted by law until repaid, and if not so paid within ten (10) days of the rendition of such bill shall constitute default under Item 20 hereof.

         The interest of Landlord, shall not be subject to liens for improvements made by Tenant in and to the Premises. Tenant shall notify every contractor making such improvements of the provision set forth in the preceding sentence of this paragraph. The parties agree, should Landlord so request, to execute acknowledge and deliver without charge to the other a Memorandum of Lease in recordable form containing a confirmation that the interest of Landlord shall not be subject to liens for improvements made by Tenant to the Premises.

         26. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the absolute control of Landlord.

         27. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

         28. HOLDING OVER. The failure of Tenant to surrender the Premises on the date provided herein for the expiration of the term of this Lease (or at the time the Lease may be terminated otherwise by Landlord), and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will at double the Rent payable at the time of the date provided herein for the expiration of this Lease or at the time the Lease may be terminated otherwise by Landlord. This provision does not give Tenant any right to hold over at the expiration of the term of this Lease, and shall not be deemed, the parties agree, to be a renewal of the Lease term, either by operation of law or otherwise.

         29. RELOCATION. If the Premises consist of less than two thousand, five hundred (2,500) square feet, Landlord may at any time during the term (as may be extended) of this Lease relocate Tenant and substitute for the Premises other space (which would then become the "Premises" for the purposes of this Lease) in the Building. The parties expressly agree that Landlord shall pay the reasonable physical moving costs of such relocation, but shall not be responsible for any other expenses, cost, damages or injuries of any nature whatsoever. Tenant's new space shall be comparable to the Premises hereby leased. Tenant shall relocate within thirty (30) days (or such additional time as Landlord may direct) of Landlord's written notice to Tenant that Tenant do so. Tenant's failure timely so to relocate shall be a Default (see Item 20 of this Lease), no curative notice of any nature (after the expiration of such 30 day or additional period) to be due Tenant from Landlord. Upon such a Default by Tenant, Landlord shall have all the rights and remedies described in said Item 20.

         30. RENT A SEPARATE COVENANT. Tenant shall not for any reason withhold or reduce Tenant's required payments of Rent and other charges provided in this Lease, it being expressly understood and agreed contractually by the parties that the payment of Rent and Additional Rent is a contractual covenant by Tenant that is independent of the other covenants Of the parties under this Lease.

         31. JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations. partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if Tenant is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

         32. ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

         33. CORPORATE TENANCY. If Tenant is a corporation, the undersigned officer of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto. Landlord, before it accepts and delivers this Lease, may require Tenant to supply it with a certified copy of the corporate resolution authorizing the execution of this Lease by Tenant. If Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange), Tenant represents that the ownership and power to vote its entire outstanding capital stock belongs to and is vested in the officer or officers executing this Lease or members of his, her or their immediate family. If there shall occur any change in the ownership of and/or power to vote the majority of the outstanding capital stock of Tenant, whether such change of ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, without the prior written consent of Landlord, then Landlord shall have the option to terminate this Lease upon thirty (30) days' written notice to Tenant; furthermore, Tenant shall have an affirmative obligation to notify immediately Landlord of any such change.

         34. BROKERAGE COMMISSION. Tenant warrants that there are no claims for broker's commissions or finder's fees in connection with its execution of this Lease and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorney's fees.

         35. LANDLORD'S DEFAULT. Landlord shall in no event be charged with default in the performance of any of its obligations under this Lease unless and until Landlord shall have failed to perform such obligations within ten (10) days (or within such additional time as is reasonably required to remedy any such default) after written notice to Landlord by Tenant properly specifying and detailing the particulars of wherein and whereby Tenant claims Landlord has failed to perform any such obligations. If the holder of record of the first mortgage covering the Premises shall have given prior written notice to Tenant that it is the holder of such first mortgage and such notice includes the address at which notices to such mortgagee are to be sent, then Tenant shall give such mortgagee notice simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided. Such mortgagee shall have the right within thirty (30) days (or within such additional time as is reasonably required to correct any such default) after receipt of such notice to correct or remedy such default before Tenant may take any action under this Lease by reason of such default. Any notice of default given Landlord by Tenant shall be null and void unless simultaneous notice has been given by Tenant to said first mortgagee. It is specifically understood and agreed, anything in this Lease to the contrary notwithstanding, that there shall be no personal liability on Landlord with respect to any of the covenants, conditions or provisions of this Lease; in the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant's remedies, and in absolutely no event shall Landlord be liable for prospective profits or special, indirect, or consequential damages.

         36. NOTICES. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered or given when (a) actually received or (b) signed for or "refused" as indicated on the postal service return receipt. Delivery shall and must be by personal delivery or by United States mail, postage prepaid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they may hereafter specify by written notice delivered in accordance herewith:

         LANDLORD:   BAYSHORE PROPERTY CORPORATION
                     C/O FLORIDA REAL ESTATE ADVISORS
                     2909 BAY TO BAY BOULEVARD
                     SUITE 107
                     TAMPA, FLORIDA 33629

       WITH COPY TO:
                     BAYSHORE PROPERTY CORPORATION
                     9280 BAY PLAZA BOULEVARD
                     SUITE 706
                     TAMPA, FLORIDA

         TENANT:    TELECOMMUNICATION SYSTEMS, INC.
                    2909 BAY TO BAY BOULEVARD, SUITE SOO
                    TAMPA, FLORIDA 33629

      WITH COPY TO:
                    TELECOMMUNICATION SYSTEMS, INC.
                    275 WEST STREET, SUITE 400
                    ANNAPOLIS, MARYLAND 21401

         37. INSURANCE. Tenant shall not conduct or permit to be conducted any activity, or place any equipment, materials or other items in, on or about the Premises or the Building, which will in any way increase the rate of fire or liability or casualty insurance on the Building. Should Tenant fail to comply with the foregoing covenant on its part to be performed, Tenant shall reimburse Landlord for such increased amount upon written demand therefor from Landlord, the same to be considered Additional Rent payable hereunder.

         Tenant shall, at Tenant's sole expense, obtain and keep in force at all times during the term of this Lease comprehensive general liability insurance, including property damage, on an occurrence basis, with limits of not less than One Million Dollars ($1,000,000.00) combined single limit, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. The limit of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant may carry said insurance under a blanket policy, provided an endorsement naming Landlord as an additional insured is attached thereto.

         Tenant shall maintain insurance upon all property in the Premises owned by Tenant or for which Tenant is legally liable. Tenant shall maintain insurance against such other perils and in such amounts as Landlord may in writing from time to time require. The insurance required to be obtained and maintained under this Lease shall be with a company or companies licensed to issue the relevant insurance and licensed to do business in the State of Florida. Such insurance company or companies shall each have a policyholder's rating of no less than "A" in the most recent edition of Best's Insurance Reports. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days' prior written notice to Landlord. Landlord shall receive written evidence of insurance upon request. All policies of insurance maintained by Tenant shall be in a form, and shall have a substance, acceptable to Landlord with satisfactory evidence that all premiums have been paid. Tenant agrees not to violate or permit to be violated any of the conditions or provisions of the insurance policies required to be furnished hereunder, and agrees to promptly notify Landlord of any fire or other casualty. If Tenant fails to procure and maintain insurance as required hereunder, Landlord way do so, and Tenant shall, on written demand, as Additional Rent, reimburse Landlord for all monies expended by Landlord to procure and maintain such insurance.

         Tenant hereby waives and releases Landlord of and from any and all liabilities, claims and losses for which Landlord is or may be held liable to the extent Tenant receives or is entitled to receive insurance proceeds on account thereof.

         Upon Landlord's written request for same, Tenant will provide Landlord with written evidence of Tenant's compliance with its obligations under this
Item 37.

         38. RECORDING. This Lease shall not be recorded without Landlord's prior written consent.

         39. STATUTORILY MANDATED NOTIFICATION. As required by F.S. 404.056(8), Landlord notifies Tenant as follows: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

         40. NON-DISCLOSURE. Tenant agrees that it will not *divulge or disclose to third parties the terms, provisions and conditions of this Lease. Tenant's breach of this Item 40 shall constitute a Default under Item 20 of this Lease, no **curative notice to Tenant from Landlord being required. * unnecessarily ** three (3) days

         41. HAZARDOUS MATERIALS. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Building by Tenant, its agents, principals, employees, assigns, sublessee, contractors, consultants or invitees without the prior written consent of Landlord, which consent may be withheld for any reason whatsoever or for no reason at all. If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or around the Building caused or permitted by Tenant (or the aforesaid others) results in contamination of the Premises or the Building or the surrounding area(s), or if contamination of the Premises or the Building or the surrounding area(s) by Hazardous Material otherwise occurs for which Tenant is legally, actually or factually liable or responsible to Landlord (or any party claiming by, through of under Landlord) for damages, losses, costs or expenses resulting therefrom, then Tenant shall fully and completely indemnify, defend and hold harmless Landlord (of any party claiming by, through or under Landlord) from any and all claims, judgments, damages, penalties, fines, costs liabilities or losses [including, without limitation: (i) diminution in the value of the Premises and/or the Building and/or the land on which the Building is located and/or any adjoining area(s) which Landlord owns or in which it holds a property interest; (ii) damages for the loss or restriction on use of rentable or usable space of any amenity of the Premises, the Building or the land on which the Building is located; (iii) damages arising from any adverse impact on marketing of space; and (iv) any sums paid in settlement of claims, attorneys' fees, consultants fees and expert fees] which arise during or after the term of this Lease, as may be extended, as a consequence of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions of any clean-up, remedial, removal or restoration work required by any federal, state of local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Premises or the Building. Without limiting the foregoing, if the presence of any Hazardous Material on, under or about the Premises, the Building or the surrounding area(s) caused or permitted by Tenant (or the aforesaid others) results in any contamination of the Premises, the Building or the surrounding area(s), Tenant shall immediately take all actions at its sole expense as are necessary or appropriate to return the Premises, the Building and the surrounding area(s) to the condition existing prior to the introduction of any such Hazardous Material thereto; provided that Landlord's prior written approval of such actions by Tenant shall be first obtained. The foregoing obligations and responsibilities of Tenant shall survive the expiration or earlier termination of this Lease.

         As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law. "Hazardous Material" includes any and all material or substances which are defined as "hazardous waste," "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes but is not restricted to asbestos, polychlorobiphenyls ("PCB's") and petroleum.

         Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Lease. If Tenant is not in compliance with this Lease, Landlord shall have the right to immediately enter upon the Premises to remedy any contamination caused by Tenant's failure to comply, notwithstanding any other provision of this Lease. Landlord shall use its best efforts to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby.

         Any non-compliance by Tenant with its duties, responsibilities and obligations under this Item 41 shall be an "automatic" (no notice of any nature from Landlord to Tenant being required) default of this Lease (see Item 20).

         42. AMENDMENTS. This Lease contains the entire agreement between the parties hereto and may not be altered, changed or amended, except by written instrument signed by both parties hereto. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the provisions hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants, and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representative, except as otherwise herein expressly provided.

         43. OPTION TO CANCEL

         Tenant as is more particularly described hereinafter in this Item 43 shall have a right to cancel the then remaining balance of the term of this Lease if Tenant's government contract requiring Landlord's office space is terminated.

         In order to be able to exercise such cancellation right, Tenant must timely and duly do each, every and all of the following:

         (1) Upon execution of Lease, provide Landlord with copy of government contract, or proof of government contract with the term and contract number included.

         (2) Not on the day immediately before the effective cancellation date be in uncured default of this lease.

         (3) Provide Landlord with a sixty (60) day prior written notice of Tenant's election to cancel the then remaining balance of the term of this Lease.

         (4) Pay Landlord a cancellation fee equivalent to three (3) months rent at the current scheduled rental rate.

         44. ORIGINAL LEASE NULL & VOID

         Lease dated April 9, 1993, by and between The Independent Order of Foresters (Landlord) and Telecommunication Systems, Inc. (Tenant), and subsequent Amendment dated May 11, 1994, for space 305, will become null and void upon commencement of this Lease, dated December 6, 1994.

         45. RIGHT OF FIRST REFUSAL

         Provided Tenant duly, fully and timely complies with all its duties, obligations and responsibilities under this Lease, Tenant shall have Right of First Refusal to lease from Landlord the approximately 2,700 square feet of net rentable area outlined in green on the Attached Exhibit "C" expressly made a part hereof ("the Right of First Refusal Space"). The Right of First Refusal shall remain in effect for the entire term of this Lease, except as noted hereinafter in this Item 46.

         Subject to the contents or this Item 46, Landlord agrees, prior to leasing the Right of First Refusal Space to a third party prospect, Landlord shall first offer same, in writing, to Tenant on terms and conditions no less favorable than those offered to such prospect. On or before the fifth (5th) day after the date of such submission, Tenant will have the right ("Right of First Refusal Right") to send Landlord a notice stating that Tenant elects to lease the Right of First Refusal Space upon identical terms and conditions set forth in Landlord's notification ("the Offered Lease Terms"). Such notice from Tenant to Landlord must be postmarked within the five (5) day period and sent by certified mail, return receipt requested.

         If Tenant duly and timely exercises the Right of First Refusal, Landlord and Tenant will promptly (and in any event within five (5) business days after Landlord's receipt of Tenant's notice) enter into a lease for the Right of First Refusal Space ("the New Lease") upon the Offered Lease Terms. If for any reason whatsoever Tenant fails duly and timely to exercise the Right of First Refusal, or if Tenant properly exercises it but thereafter for any reason whatsoever (except Landlord's fault) does not timely enter into the New Lease, Landlord will be free to lease the Right of First Refusal Space to another Tenant and the Right of First Refusal and Landlord's obligation hereunder will be completely null and void and without further force or effect throughout the remainder of the term of the Lease and any possible extensions thereof.

         Tenant's rights under this Item 46 are absolutely not assignable or otherwise transferable.

         46. OPTION TO RENEW

         Tenant as is more particularly described hereinafter in this Item 43 shall have lessor a right to renew this Lease for twelve (12) months effective the third (3rd) and fourth (4th) anniversary of the Commencement Date.

In order to be able to exercise such renewal right, Tenant must timely and duly do each, every and all of the following:

         (1) Not on the day immediately before the aforesaid effective cancellation date be in uncured default of this lease.

         (2) Provide Landlord with a ninety (90) day prior written notice of Tenant's election to renew the Least effective the anniversary of the Commencement Date.

         (3) Rest Schedule During Renewal Period(s)

              01/01/98 - 12/31/98     $11.50 psf     $4,538.67 per month
              01/01/99 - 12/31/99     $12.00 psf     $4,736.00 per month

         The above referenced rental rates shall be subject to applicable Florida State Sales Tax.

         The parties acknowledge that they have read this Lease (to include its Exhibits and attachments) in its entirety, that they are familiar with all of the terms, covenants, provisions and conditions set forth therein and that there are no other representations, understandings, warranties or agreements concerning this Lease which do not appear in writing therein. The parties further acknowledge that the terms and provisions contained within this Lease have been fully, freely and fairly negotiated by and between them.

         IN WITNESS WHEREOF, the parties, by and through their undersigned, duly-authorized representatives, have executed this Lease for the purposes therein expressed.

Signed, sealed and delivered
in the presence of:                    TENANT: TELECOMMUNICATION SYSTEMS,
                                               INC.

[Signature]                                    By: /s/ Richard A. Young
---------------------------                        ----------------------------
Witness
                                             Name: Richard A. Young
                                                   ----------------------------
                                            Title: Senior Vice President
                                                   ----------------------------
                                             Date: January 3, 1995
                                                   ----------------------------

                                         LANDLORD:

/s/ Beth C. Lewis                              By: Bayshore Property Corp.
----------------------------                       ----------------------------
Witness                                      Name: [Signature]
                                                   ----------------------------
[Signature]                                 Title: President
----------------------------                       ----------------------------
Witness                                      Date: 1/10/95
                                                   ----------------------------

                                  EXHIBIT "A"




                                  [FLOORPLAN]
BAYSHORE BLDGS.
2909 BAY TO BAY BLVD. - 5TH FLOOR

6-15-94

                                   EXHIBIT "B"

LANDLORD'S WORK:

Landlord is to replace the carpet and cove base throughout the space, except in the main reception and conference rooms. The area with VCT tile is to be stripped and waxed. A wall is to be put up dividing the additional office from the remaining Right of First Refusal (shown below) space is to be installed.

                                  [FLOORPLAN]


FLOORPLAN

- Carpet
- VCT
- Wall

                                  EXHIBIT "C"

                     [5TH FLOOR BAYSHORE BUILDING GRAPHIC]



BAYSHORE BLDGS.
2909 BAY TO BAY BLVD. - 5TH FLOOR


                                                                     6-15-94

                                  SCHEDULE "D"

         Hold Harmless Agreement for Maryland TeleCommunication Systems, Inc.

This HOLD HARMLESS AGREEMENT made as of this 7th day of December, 1924, by and between Florida Real Estate Advisors, Inc. (hereinafter called "FREA") and Maryland TeleCommunication Systems, Inc. (hereinafter call "Tenant") and N/A (hereinafter called "Guarantor")

                                  WITNESSETH:

WHEREAS, FREA is the property manager and leasing agent for (1) 2909 Bay to Bay Boulevard (hereinafter called "Property") pursuant to a Management and Leasing Agreement (hereinafter called "Management Agreement") dated (2) September, 1992 by and between FREA and (3) Independent Order of Foresters (hereinafter called "Owner" or "Landlord"); and

WHEREAS, Landlord and Tenant have executed or are about to execute a lease agreement (hereinafter called "Lease"), whereby Tenant will lease space in the Property from Landlord; and

WHEREAS, Guarantor has executed or is about to execute a Lease Guaranty to be attached to said Lease.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, FREA, Tenant and Guarantor hereby agree as follows:

1. Tenant and Guarantor acknowledge (a) that FREA is an agent for Owner acting solely within the scope of and pursuant to the terms of the Management Agreement, and (b) that FREA is not affiliated with the Owner nor does FREA have any ownership rights with respect to the Property.

2. FREA, Tenant and Guarantor acknowledge that no representations by FREA, understandings or agreements have been made or relied upon in the making of the Lease other than those set forth in the Lease, and the Lease contains all representations, understandings and agreements made with Tenant by FREA on behalf of Owner. No course of prior dealings between Tenant and FREA or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of the Lease.

3. Tenant and Guarantor agree to look solely to Landlord for the satisfaction of any judgment obtained by Tenant or Guarantor against Landlord or the Property and shall hold and save FREA free and harmless from all expenses, claims, liabilities, losses, judgements or damages, including reasonable attorneys' fees, arising therefrom or directly or indirectly related thereto.

4. Tenant acknowledges that Owner is not a signatory to this agreement, but agrees that Owner can rely on the provisions of Section 2 hereinabove.

IN WITNESS WHEREOF, this Agreement has been executed as of the first day and year first above written.

                                 FREA
                                 Florida Real Estate Advisors, Inc.

                                  By:
                                      -----------------------------------
                                              Managing Partner

                                 TENANT
                                 Maryland TeleCommunication, Systems, Inc.

                                 By: Richard A. Young
                                     -------------------------------------
                                 Title:  Senior Vice President
                                         -------------------------------------
                                 GUARANTOR:          N/A
                                 ---------------------------------------------

                         BUILDING RULES AND REGULATIONS

         The following Building Rules and Regulations have been adopted by Landlord for the care, protection and benefit of the Premises and the Building and for the general comfort and welfare of all tenants.

         1. The sidewalks, entrances, passages, halls, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress and egress to and from the Building and Tenant's Premises.

         2. Restroom facilities, water fountains, and other water apparatus shall not be used for any purposes other than those for which they were constructed.

         3. Landlord reserves the right to designate the time when freight, furniture, goods, merchandise and other articles may be brought into, moved or taken from Tenant's Premises or the Building.

         4. Tenant shall not put additional locks or latches upon any door without the written discretionary consent of Landlord. Any and all locks so added on any door shall remain for the benefit of Landlord, and the keys to such locks shall be delivered to Landlord by and from Tenant.

         5. Landlord shall not be liable for injuries, damage, theft, or other loss to persons or property that may occur upon or near any parking areas that may be provided by Landlord. Tenant, its agents, employees, and invitees are to use same at their own risk, Landlord to provide no security with respect thereto. The driveways, entrances, and exits upon, into and from such parking areas shall not be obstructed by Tenant, Tenant's employees, agents, guests, or invitees; provided, however, Landlord shall not be responsible or liable for failure of any person to observe this rule. Tenant, its employees, agents, guests and/or invitees shall not park in space(s) that may be reserved or designated for others.

         6. Tenant shall not install in the Premises any heavy weight equipment or fixtures or permit any concentration of excessive weight in any portion thereof without first having obtained Landlord's discretionary written consent.

         7. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification or credentials from all persons seeking access to any part of the Building outside ordinary business hours. Landlord will exercise its best judgment in the execution of such control but will not be liable for the granting or refusal of such access.

         8. Landlord reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building and its Tenants.

         9. No wires of any kind or type (including but not limited to T.V. and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior discretionary written consent.

         10. If the Premises are furnished with carpeting, Tenant shall provide a plexiglass or comparable carpet protection mat for each desk chair customarily used by Tenant. For default or carelessness in these respects, Tenant shall pay Landlord the cost of repairing or replacing said carpet, in whole or in part, as Additional Rent when, in Landlord's sole judgment, such repair or replacement is necessary.

         11. Landlord shall furnish a reasonable number of door keys to Tenant's Premises and/or the Building which shall be surrendered on termination or expiration of the Lease. Landlord reserves the right to require a deposit for such keys to insure their return at the termination or expiration of the Lease. Tenant shall get keys only from Landlord and shall not obtain duplicate keys from outside source. Further, Tenant shall not alter the locks or effect any substitution of such locks as are presently being used in Tenant's Premises or the Building.

         12. Tenant shall keep all doors to Premises closed at all times except for ingress and egress to the Premises.

         13. All installations in the Common Telephone/Electrical Equipment Rooms shall be limited to terminal boards and connections. All other electrical equipment must be installed within Tenant's Premises.

         14. It is expressly understood and agreed that any items of any nature whatsoever placed in Common Areas (i.e., hallways, restrooms, elevators, parking garage, storage areas and equipment rooms) are placed at Tenant's sole risk and Landlord assumes no responsibility whatsoever for any loss or damages regards same.

                               AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE ("Amendment") is made this 15th day or June, 1995 by and between BAYSHORE PROPERTY CORPORATION ("Landlord") and Maryland Telecommunication Systems, Inc., ("Tenant"), and amends the Lease ("Lease") dated September 14, 1995, by and between Tenant and Landlord. For good and valuable consideration, the receipt and adequacy of which are hereby mutually and respectively acknowledged by them, Landlord and Tenant hereby covenant, contract and agree as follows:

1. "Premises": Suite No. 500 is expanding into 817 square feet of net rentable area adjacent to the existing 4,736 square feet of net rentable area. The amended total square feet of net rentable is 5,553 square feet.

2. "Term": Expansion space will commence May 1, 1995, and will be co-terminus with the existing Lease.

3. Rent on the 817 square feet shall be as follows:

Period                    Rate                      Monthly Rent
------                    ----                      ------------
05/01/95-10/31/95         $ 9.67                    $658.37
11/01/95-10/31/96         $10.17                    $692.41
11/01/96-10/31/97         $10.67                    $726.45

4. Except as stated in this Amendment, the Lease shall remain in full force and effect, and the parties hereby ratify and confirm same, as thus amended.

IN WITNESS WHEREOF, the parties by and through their undersigned, duly authorized representatives, have executed this Amendment for the purposes therein described.

                                       LANDLORD

WITNESS: [SIGNATURE]                   BAYSHORE PROPERTY CORPORATION
       ------------------------        BY:  /s/ James W. Lewis, Jr.
         [SIGNATURE]                        ---------------------------
       ------------------------        NAME: James W. Lewis, Jr.
                                            ---------------------------
                                       TITLE: President
                                            ---------------------------
                                       TENANT

WITNESS:                               MARYLAND  TELECOMMUNICATION SYSTEMS, INC.
   [SIGNATURE]
-------------------------------        By: /s/ Howard Seeger
   [SIGNATURE]                             ------------------------------
------------------------------         NAME: Howard Seeger
                                            -----------------------------
                                       TITLE: V.P. - Operations
                                            -----------------------------

                               AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE ("Amendment") is made this 27th day of July, 1995 by and between BAYSHORE PROPERTY CORPORATION ("Landlord") and Maryland Telecommunication Systems, Inc., ("Tenant"), and amends the Lease ("Lease") dated September 14, 1995, by and between Tenant and Landlord. For good and valuable consideration, the receipt and adequacy of which are hereby mutually and respectively acknowledged by them, Landlord and Tenant hereby covenant, contract and agree as follows:

1. "Premises": Suite No. 500 is expanding into 936 square feet of net rentable area adjacent to the existing 5,553 square feet of net rentable area. The amended total square feet of net rentable is 6,489 square feet.

2. "Term": Expansion space will commence September 1, 1995, and will be co-terminus with the existing Lease.

3. Rent on the 936 square feet shall be as follows:

Period                       Rate                 Monthly Rent
------                       ----                 ------------
09/01/95-10/31/95           $10.00               $780.00
11/01/95-10/31/96           $10.50               $819.00
11/01/96-10/31/97           $11.00               $858.00

4. Except as stated in this Amendment, the Lease shall remain in full force and effect, and the parties hereby ratify and confirm same, as thus amended.

IN WITNESS WHEREOF, the parties by and through their undersigned, duly authorized representatives, have executed this Amendment for the purposes therein described.

                                       LANDLORD

WITNESS: [SIGNATURE]                   BAYSHORE PROPERTY CORPORATION
       ------------------------        BY: /s/ James W. Lewis, Jr.
         [SIGNATURE]                       ---------------------------
       ------------------------        NAME: James W. Lewis, Jr.
                                            ---------------------------
                                       TITLE: President
                                            ---------------------------
                                       TENANT

WITNESS:                               MARYLAND TELECOMMUNICATION SYSTEMS, INC.
        [SIGNATURE]
-------------------------------        By: /s/ Richard A. Young
        [SIGNATURE]                        ------------------------------
------------------------------         NAME: Richard A. Young
                                            -----------------------------
                                       TITLE: Senior Vice President, Operations
                                            -----------------------------

                               AMENDMENT OF LEASE

THIS AMENDMENT OF LEASE ("Amendment") is made this 28th day of November, 1995 by and between BAYSHORE PROPERTY CORPORATION ("Landlord") and Maryland Telecommunication Systems, Inc., ("Tenant"), and amends the Lease ("Lease") dated September 14, 1995, by and between Tenant and Landlord. For good and valuable consideration, the receipt and adequacy of which are hereby mutually and respectively acknowledged by them, Landlord and Tenant hereby covenant, contract and agree as follows:


1. "Premises": Suite No. 500 is expanding into 878 square feet of et rentable area adjacent to the existing 6,489 square feet of net rentable area. The amended total square feet of net rentable is 7,367 square feet.

2. "Term": Expansion space will commence January 1, 1995, and will be co-terminus with the existing Lease.

3. Rent on the 878 square feet shall be as follows:

Period                       Rate                   Monthly Rent
------                       ----                   ------------
1/01/96-10/31/96             $10.50                    $819.00
11/01/96-10/31/97            $11.00                    $858.00

4. Except as stated in this Amendment, the Lease shall remain in full force and effect, and the parties hereby ratify and confirm same, as thus amended.

IN WITNESS WHEREOF, the parties by and through their undersigned, duly authorized representatives, have executed this Amendment for the purposes therein described.

                                       LANDLORD

WITNESS: /s/ Beth C. Lewis             BAYSHORE PROPERTY CORPORATION
       ------------------------        BY:  /s/ James W. Lewis, Jr.
        [SIGNATURE]                         ---------------------------
       ------------------------       NAME: James W. Lewis, Jr.
                                            ---------------------------
                                       TITLE: President

                                       TENANT

WITNESS:                               MARYLAND TELECOMMUNICATION SYSTEMS, INC.
        /s/ Howard Seeger
-------------------------------        By: /s/ Richard A. Young
       /s/ V.P. Operations                 ------------------------------
------------------------------         NAME: Howard Seeger
                                            -----------------------------
                                       TITLE: V.P. - Operations
                                            -----------------------------

                            FOURTH AMENDMENT OF LEASE

This Fourth Amendment of Lease ("Fourth Amendment") is made effective the 2nd day of November, 1998, by and between Bayshore Property Corporation ("Landlord") and Maryland Telecommunication Systems, Inc. ("Tenant"), and amends the Lease Agreement ("Lease") dated September 14, 1995, amended June 15, 1995, July 27, 1995, and November 28, 1995, by and between Tenant and Landlord. For good and valuable consideration, the receipt and adequacy of which are hereby mutually and respectively acknowledged by them, Landlord and Tenant hereby covenant, contract, and agree as follows:

         1. Lease term shall terminate on December 31, 2005.

         2. Current Premises of approximately 7,367 rentable square feet shall be expanded to include a storage building consisting of approximately 1,500 rentable square feet to be constructed at Landlord's expense on existing concrete pad located in the northwest area of parking lot. Storage building shall be constructed per Exhibit "A" attached. Tenant agrees to use the building for material storage and not modify the use or improvements in any respect without the prior written consent of Landlord.

         3. Rent Schedule for the "Premises" will be as follows:

From                          Through            Monthly Rent   Suite 500     Storage
                                                                Rent/sf       Rent/sf
January 1, 1999   -December 31, 1999             $8,648.25      $12.00        $10.25
January 1, 2000   -December 31, 2000             $8,986.46      $12.50        $10.50
January 1, 2001   -December 31, 2001             $9,355.92      $13.00        $11.00
January 1, 2002   -December 31, 2002             $9,725.38      $13.50        $11.50
January 1, 2003   -December 31, 2003            $10,094.84      $14.00        $12.00
January 1, 2004   -December 31, 2004            $10,464.30      $14.50        $12.50
January 1, 2005   -December 31, 2005            $10,464.30      $14.50        $12.50

            Tenant agrees to pay and be responsible for all applicable sales tax.

         4. Tenant warrants that there are no claims for brokers' or finders' fees in connection with the execution of this Fourth Amendment.

         5. Except as stated in this Fourth Amendment, the Lease shall remain in full force and effect, and the parties hereby ratify and confirm same, as thus amended.

IN WITNESS WHEREOF, the parties, by and through their undersigned duly authorized representatives have executed this Fourth Amendment for the purposes herein described.

--------------------------------          BAYSHORE PROPERTY CORPORATION,
Witness                                   AS LANDLORD

--------------------------------          By:
Printed Name of Witness                      --------------------------------
                                                 James W. Lewis, Jr.
                                                 President

--------------------------------
Witness

--------------------------------
Printed Name of Witness
                                           MARYLAND TELECOMMUNICATION
                                           SYSTEMS, INC.
                                           AS TENANT
/s/  Bruce White
---------------------------------          By:/s/  Richard A. Young
Witness                                       -------------------------------
     Bruce White                           Printed Name: Richard A. Young
---------------------------------                       ---------------------
Printed Name of Witness                    Title:   Executive Vice President
                                                 -----------------------------
/s/  Elizabeth E. LaGrange
--------------------------------
Witness
     Elizabeth E. LaGrange
-------------------------------
Printed Name of Witness

                                   EXHIBIT "A"

                           ATTACHED TO AND MADE A PART OF
                            FOURTH AMENDMENT TO LEASE
                                     BETWEEN
                     BAYSHORE PROPERTY CORPORATION, LANDLORD
                                       AND
                    MARYLAND TELECOMMUNICATIONS, INC., TENANT

                                STORAGE BUILDING

Building construction consisting of two storage areas approximately 750 square feet each. Wood frame building, stucco exterior painted to match Bayshore Buildings, 10 foot eave height, fiberglass shingled roof. Each storage area to include: one (1) roll-up door, one (1) entry door, one (1) double electric outlet, six (6) eight foot (8') fluorescent strip fixtures with two (2) bulbs per fixture, one (1) security light at entry door and one (1) security light at roll-up door.

                          [STORAGE BUILDING FLOORPLAN]